SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report: August 27, 1997
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(Date of earliest event reported)


                      GS Mortgage Securities Corporation II
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             (Exact name of registrant as specified in its charter)

     Delaware                    33-99774-02                  22-3442024
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 (State or Other                 (Commission               (I.R.S. Employer
 Jurisdiction of                File Number)              Identification No.)
  Incorporation



                      85 Broad Street, New York, N.Y.     10004
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 902-1000

Item 5. Other Events.

     Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1997-GL I (the "Certificates"). On August 14, 1997, GS Mortgage Securities Corporation II (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of August 11, 1997 (the "Pooling and Servicing Agreement"), by and among the Company, as seller, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO BANK N.V., as fiscal agent, of the Certificates, issued in twenty classes. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (the "Publicly Offered Certificates"), with an aggregate principal balance as of August 11, 1997 (the "Cut-Off Date") of $942,890,000, were sold to Goldman, Sachs & Co. ("GS&Co.") pursuant to an Underwriting Agreement, dated August 7, 1997, by and between GS&Co., as underwriter, and the Company.

     Attached as Exhibit 8 is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Company, regarding tax matters (the "Tax Matters Opinion"), provided in connection with the issuance of the Certificates.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit 4         Pooling and Servicing Agreement

Exhibit 8         Tax Matters Opinion

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                  GS MORTGAGE SECURITIES CORPORATION II


                                  By:    /s/ Marvin Kabatznick
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                                     Name:   Marvin Kabatznick
                                     Title:  Chief Operating Officer

Date:  August 27, 1997

                                  Exhibit Index



       Item 601(a) of Regulation
              S-K Exhibit No.                  Description
              ---------------                  -----------

                   4                           Pooling and Servicing Agreement

                   8                           Tax Matters Opinion